Exhibit 10.2

[QUAD GRAPHICS LOGO]

                                                           N63W23075 Main Street
                                                                      Sussex, WI
                                                                      53089-2827
July 30, 2007                                                   tel. 414.566.600


Mr. Jim Radtke                                  Ms. Maria Mandis
Sr. Vice President & General Manager            Sr. Vice President of Production
Playboy Enterprises, Inc.                       Playboy Enterprises, Inc.
680 N. Lake Shore Drive                         680 N. Lake Shore Drive
Chicago, IL 60611                               Chicago, IL 60611


RE: This Third Amendment to the preparatory and printing agreement between Playboy Enterprises, Inc. ("Publisher") and Quad/Graphics, Inc. ("Printer") dated as of October 22, 1997, and amended by the First Amendment dated March 3, 2000, and the Second Amendment dated March 2, 2004 (as so amended, the "Agreement").

Dear Jim and Maria:

The purpose of this letter is to amend the Agreement as follows:

o Unless otherwise specified below, this Amendment is effective the date hereof. All capitalized terms used in this letter without definition have the meaning given to them in the Agreement.

o Article 2.01 of the Agreement (Term and Termination) is amended by replacing the reference to December 31, 2009 with a reference to December 31, 2012.

o All references in the Agreement to the preparatory prices in Exhibit C (Pricing Specifications) shall continue to refer to the preparatory prices dated September 7, 2006 and attached hereto (the "Preparatory Prices"). The Preparatory Prices will be subject to adjustment as provided in the Agreement.

o Effective upon the execution of this Third Amendment, all references in the Agreement to the manufacturing prices in Exhibit C (Pricing Specifications) and the paper requirements in Exhibit D (Paper Requirements) shall be amended to refer to the manufacturing prices and paper requirements attached hereto (the "Revised Pricing"); such Revised Pricing will be subject to adjustment as provided in the Agreement.

o Article 10.05 of the Agreement (Prices and Terms) is replaced in its entirety with the following:

   "The Preparatory Prices and the Revised Pricing will remain firm through January 31, 2009 (excluding ink). If there shall be any change to Printer in the price of materials (excluding ink), or labor increases or decreases (any change in labor conditions), the Preparatory Prices and the Revised Pricing may be adjusted on February 1, 2009, and thereafter on February 1, 2011 during the term of the Agreement, as herein amended, to reflect such change. Price adjustments will not exceed eighty-five percent (85%) of the change in the Consumer Price Index (as herein defined). For purposes of this Agreement, the "Consumer Price Index" means the selected areas, "all items" index (1967=100) of the Chicago-Gary-Lake Co. IL-IN-WI Consumer Price Index for Urban Wage Earners and Clerical Workers (CPI-W) published by the Bureau of Labor Statistics, U.S. Department of Labor. The price adjustment effective on any February first shall be 85% of the change in the Consumer Price Index reported for the month of July immediately preceding the effective date of adjustment as compared to that reported for the month of July in the previous year. By way of example, the adjustment applicable for February 1, 2009 shall be based on the change reported for the Consumer Price Index of July 2007 as compared to the Consumer Price Index reported for July 2008. Printer will notify Publisher as soon as practical after knowledge of any increase or decrease."

o Publisher and Printer each acknowledge and affirm that the Agreement, as hereby amended, is ratified and confirmed in all respects and all terms and provisions of the Agreement, as amended by this Third Amendment, will remain in full force and effect.

July 30, 2007
Page 2

If the foregoing represents your understanding, then please sign this letter in the space provided below and return one original document to my attention. Please do not hesitate to call me directly if I may be of any further assistance. Thank you for your attention to this matter.

Sincerely,                                      Accepted and agreed this 7th day
                                                of August, 2007.
QUAD/GRAPHICS, INC.
                                                PLAYBOY ENTERPRISES, INC.
/s/ Timothy J. Ohnmacht
Timothy J. Ohnmacht
Vice President of Sales - Midwest               By:      /s/ Maria Mandis
                                                         -----------------------
                                                Name:    Maria Mandis
                                                         -----------------------
                                                Title:   Senior Vice President/
                                                         -----------------------
                                                         Production Director
                                                         -----------------------

Attachments

                                    Exhibit C
                             Pricing Specifications

                                    Exhibit D
                               Paper Requirements